NEWS RELEASE

Eden Energy Corp. Provides Operational Update

VANCOUVER, July 7, 2005 -- Eden Energy Corp. (EDNE) is pleased to provide an update on its exploration projects located in eastern Nevada. The first phase of Eden's ongoing exploration program has identified six structural culminations along the Noah's 53 mile long thrust faulted anticline. This first phase included proprietary gravity and magnetic surveys, well studies, geochemical analysis and extensive surface sampling and mapping.

Exploration Program:

The Company has commenced the initial field work for its high resolution 2D seismic survey over a number of structural features identified on the Noah anticline and has selected a primary contractor. The Company expects to commence the seismic program in the summer and have data and a preliminary interpretation done shortly thereafter.

Acreage:

As previously reported, Eden has accumulated oil and gas leases totaling approximately 210,000 acres in the Noah Project, virtually covering the anticline. The 2D seismic program is targeting these leases. Eden does not foresee acquiring significant new acreage at the Noah Project at this time.

At the June 14th, 2005 Nevada land sale Eden acquired an additional 50,000 acres of oil and gas leases in a new project area in eastern Nevada. The Company has identified additional leases of interest and anticipates making further announcements about its plans in this area after those leases are acquired.

Management:

The Company has accepted the resignation of Mr. Michael Bodino as a director of the company. Mr. Bodino was a founding director of Eden and his input and guidance has been invaluable to the company during its early years. Mr. Bodino is one of America’s top ranked E&P analysts and his current position does not permit him to sit on independent boards. We thank Mr. Bodino for his contributions and wish him success in his pursuits.

200 Burrard Street, Suite 1925, Vancouver, B.C. Canada V6C 3L6 Telephone 604-693-0179 Facsimile 604-357-1062

EDEN ENERGY CORP.	Page 2 of 2

General:

Eden Energy Corp. focuses on large scale exploration projects with significant resource potential. Its Noah project in eastern Nevada contains exceptionally rich source rocks, large thrusted rollover structures, and an excellent potential reservoir rock. The area is similar to thrust belts and basins throughout the world, which contain approximately one quarter of the world's proven reserves of oil and gas.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the commencement of a seismic program on the Noah anticline in the summer and the receipt and interpretation of data shortly thereafter.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

Regarding the company and the Noah project, please contact Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com